Exhibit 99

  GATEWAY FINANCIAL HOLDINGS, INC. ANNOUNCES REALIGNMENT OF BANK EXECUTIVE TEAM

     ELIZABETH CITY, N.C., March 18 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), parent of Gateway Bank & Trust Co., today announced the restructuring of the Bank's senior executive team. David R. Twiddy, Senior Executive Vice President of the Bank was promoted to President and Chief Operating Officer. Concurrently, the management responsibilities of three senior executive vice presidents were realigned. J. Frank Horne has been named the Chief Risk Officer; J. Daniel Fisher will continue as Chief Credit Officer; and Donna C. Kitchen has been named Chief Administrative Officer. All three will report to Mr. Twiddy.

     D. Ben Berry, Chairman, President and CEO of Gateway Financial Holdings, Inc. and CEO of the Bank, commented, "With this realignment, we have the right people in the right positions to allow us to grow into a one billion dollar company. All four of these executives are seasoned and have worked together as a team in their previous areas of responsibility. This new organizational structure allows us to better utilize the considerable expertise of each executive."

     Mr. Twiddy has been in charge of Gateway's non-bank subsidiaries, Gateway Insurance Services and Gateway Investment Services. He will continue to oversee these activities, as well as the daily operations and administrative activities of the bank. Mr. Horne's responsibilities will include management of the strategic planning process, credit risk management, interest rate and liquidity risk and operations risk. In her new position, Ms. Kitchen will oversee product development, training and human resources, regulatory compliance, bank operations, bank security and technology implementation. Mr. Fisher will continue to review and approve loan requests, and is responsible for setting the credit policy of the bank.

     Mr. Twiddy and Mark A. Holmes, Senior Executive Vice President and Chief Financial Officer, both continue to report directly to Chairman and CEO D. Ben Berry.

     About the Company
     Gateway Financial Holdings, Inc, is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with a total of seventeen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach, (4), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

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     Forward-Looking Statements
     Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue and asset growth, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Gateway Financial Holdings, Inc.
    -0-                             03/18/2005
    /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO of Gateway Financial Holdings, Inc., +1-252-334-1511